Exhibit 99.1

0 NEW YORK CITY REIT First Quarter Investor Presentation 123 William Street - New York, NY

First Quarter 2021 Highlights

NEW YORK CITY REIT

NYC features a high-quality, Manhattan focused portfolio that is supported by a top 10 tenant base that is 73% Investment Grade[(1)] rated and a robust forward Leasing Pipeline[(1)] of 28,100 SF that is expected to increase annualized straight-line Rent by $1.5 million[(2)]

High-Quality Manhattan Focused Portfolio

- ✓ NYC's portfolio features eight high-quality office and retail condominium assets primarily located in Manhattan
- ✓ Portfolio Occupancy[(1)] of 83% with a weighted average Remaining Lease Term[(1)] of 6.9 years
- ✓ NYC's top 10 tenants[(3)] feature a balance of large corporate and government organizations that are 73% Investment Grade rated and have a Remaining Lease Term of 9.5 years
- ✓ Collected 85%[(4)] of original first quarter Cash Rent across the portfolio and 89% from our top 10 tenants

Robust Leasing Activity[(5)]

- ✓ Executed four new and replacement leases in Q1'21, that total 30,300 SF and $1.5 million of annualized straight-line rent
- ✓ Forward Leasing Pipeline of 28,100 SF that is expected to increase Occupancy from 83% to 85% and annualized straight-line rent by $1.5 million, assuming no terminations or expirations, which is not assured[(2)]
- ✓ NYC has replaced nearly half of Knotel's former space across the portfolio since Knotel filed for bankruptcy in January 2021
- ✓ Management engaged Cushman & Wakefield in the first quarter to aggressively lease "turn-key" Knotel space at 9 Times Square and generate substantial leasing momentum with creditworthy tenants

Prudent Balance Sheet[(6)]

- ✓ Moderate Net Leverage[(1)] of 37.6%, supporting future growth potential
- ✓ NYC's Net Leverage compares well against its peers which boast Net Leverage between 40% and 61%[(7)]
- ✓ Conservative capital structure with fixed rate, long-term mortgage debt
- ✓ No debt maturities within the next three years and a weighted average debt maturity of 5.9 years

Attractive Investment Opportunity

- ✓ Management believes there is significant upside for NYC as New York City aggressively rebounds and management leases available space to creditworthy tenants
- ✓ After listing on the NYSE in August 2020, NYC became the leading "pure-play" publicly traded REIT focused on Manhattan real estate
- ✓ Management is encouraged by the expediency of mass vaccine rollout, especially in New York City, and continues to target a "return to normalcy" after the summer holidays
- ✓ Management expects a significant uptick in office use and leasing trends in Q4'21 and 2022 as mass vaccinations support a full reopening in New York City

1) See Definitions in the appendix for a full description.
2) There can be no assurance that LOIs will lead to definitive leases that will commence on their current terms, or at all. Leasing pipeline should not be considered an indication of future performance.
3) Refer to slide 11 – Top 10 Tenant Investment Grade Profile.
4) Refer to slide 15 – Q1'21 Cash Rent Collection for additional information. Total rent collected during the period includes both original Cash Rent due and payments made by tenants pursuant to rent deferral agreements.
5) Refer to slide 12 – Robust Q1'21 Leasing Activity for additional information.
6) Refer to slide 16 for further information regarding our capital structure and liquidity.
7) Refer to slide 8 – Conservative Capital Structure for additional information.

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2 Manhattan Focused Portfolio Metric ($ and SF in mm) Q1’21 Real Estate Investments, at Cost $861.2 Number of Properties 8 Total Square Feet 1.2 Annualized Straight - line Rent $55.4 Occupancy 82.8% Weighted Average Lease Term Remaining 6.9 Years 1) Ratings information is as of March 31, 2021. Weighted based on annualized straight - line rent as of March 31, 2021. NYC’s top 10 tenants are 53% actual Investment Grade rated and 20% implied Investment Grade. Refer to slide 11 – Top 10 Tenants and Definitions in the appendix for additional information. 2) Based on square feet as of March 31, 2021. 2 7% 15% 6% 10% 12% 3% 5% 41% 2021 2022 2023 2024 2025 2026 2027 Thereafter Financial Services 20% Government/ Public Administration 18% Non - profit 15% Services 10% Garage 9% Healthcare Services 6% Technology 6% Professional Services 5% Retail 4% Fitness 3% Other 3% NYC’s portfolio of $861 million of real estate investments features a diverse tenant mix across eight mixed - use office and retail condominium buildings primarily located in Manhattan Top 10 Tenants Credit Ratings (1) Tenant Industry Diversity (2) Limited Lease Expiration Schedule (2) Portfolio Metrics 73% 11% 16% Investment Grade Non Investment Grade Not Rated

3 Aggressive New York City Comeback 3 Visualizing New York City’s Aggressive Vaccination Campaign x New York State and New York City continue to lead in the fight against COVID - 19 by quickly mitigating positive COVID - 19 cases and aggressively encouraging vaccinations, expediting a full reopening across the city and state ▪ Mayor de Blasio recently called for 80,000 municipal workers to return to work by May 3 and a full reopening of businesses operating in New York City starting July 1 x New York City has administered more than 2.7 million complete COVID - 19 vaccine series, accelerating the timeline to a “return to normalcy” ▪ Since March, complete vaccination series in New York City have nearly tripled ▪ New York City accounts for 45% of all vaccination doses in New York State New York City continues to lead the fight against COVID - 19 by aggressively encouraging mass vaccinations and has seen an increase in business activity across the city Pedestrian Traffic in Times Square is Nearing Pre - Pandemic Levels Source: Citywide Immunization Registry and Times Square District Management Association as of May 5, 2021. 0 30,000 60,000 90,000 120,000 150,000 180,000 3/1/2020 6/1/2020 9/1/2020 12/1/2020 3/1/2021 Times Square Average Daily Visitors 111,000 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 12/14/2020 1/25/2021 3/8/2021 4/19/2021 Cumulative New York City Vaccine Administration (000’s) Dose 1 Dose 2 6,529

Tech Bets on New York City's Future

NYC management is highly confident in the long-term market trends as the world's largest technology companies continue to bet on New York City becoming a global tech hub

Tech Bets Big on New York City

- **In Q1'21, NYC executed a short-term lease and LOI for a five-year lease with a Fortune 50 technology company that took occupancy of 15,100 SF of former Knotel space at 123 William Street and the short-term lease and the new lease, if executed, would total $775,000 in annualized straight-line rent for five years[(1)]**
  - The new lease increases NYC's exposure to the technology sector which continues to aggressively lease office space in midtown Manhattan
- **In 2020, Manhattan ranked second amongst all U.S. cities for new leasing activity by tech firms as some of the world's largest technology companies signed large block lease transactions, including:**
  - Facebook's 730,000 SF lease at the Farley building signed in Q3'20
  - Apple's 220,000 SF, six-year, sublease from Macy's in Q1'20 and subsequent 116,000 SF lease signed in Q4'20
  - TikTok's 10-year, 232,000 SF, lease in midtown Manhattan signed in Q2'20
  - Amazon's announced plan to create 2,000 new jobs and lease 1 million SF of warehouse space in various boroughs
  - Office space leasing volume from tech companies in 2020 totaled 1.8 million SF with over 85% of activity representing new leases

Google — **Sundar Pichai, CEO, Alphabet & Google**

"In all scenarios I expect us to need physical spaces to get people together, absolutely. We have a lot of growth planned ahead. So even if there is some course correction, I don't think our existing footprint is going to be the issue."

amazon — **Ardine Williams, VP Workforce Development**

"The ability to connect with people, the ability for teams to work together in an ad hoc fashion—you can do it virtually, but it isn't as spontaneous... we are looking forward to returning to the office."

Facebook — **Kia Floyd, Head of Public Policy for the East and Midwest, Facebook**

"The city has grit and resilience and diversity, and it was always going to be inspirational for businesses like ours."

Source: CBRE "Tech Remains Most Active Industry in Office Leasing Despite Pandemic-Related Slowdown" report dated March 31, 2021.

1) Based on LOI terms. The tenant executed a short-term license agreement until August 2021 and agreed to terms on a 5-year lease agreement pursuant to an LOI. The LOI is non-binding and there can be no assurance the LOI will result in a definitive agreement.

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5 Industry Leading Companies Announce Office Return Dates 5 “In - office collaboration will be just as important to Google’s future as it’s been to our past” - Sundar Pichai, CEO “Going back to work is a good thing,” … “The WFH lifestyle seems to have impacted younger employees, and overall productivity and ‘creative combustion’ has taken a hit” – Jamie Dimon , CEO “Cultures were not meant to be done in a remote fashion, and culture is what binds and unifies us as an organization” – Larry Fink, CEO “I look forward to us being able to welcome colleagues back into the office -- that will certainly happen some time this year” … “I think it will be good to get people working in the same location again” - Jes Staley, CEO Industry Leading Companies Are Leading the Office Return (1) May June July August September Source: Newmark Knight Frank “Office Market Overview”. 1) Represents scheduled time when a majority of employees return to New York City office.

6 Leading New York City Market Position NYC is the leading “pure - play” publicly traded REIT focused on New York City real estate Total Portfolio SF (mm) (1) 6 New York City Office and Retail Exposure (2) New York City Office Exposure (2) Other Exposure Observatory Source: Company and peer metrics as of March 31, 2021 . 1) Reflects total portfolio and not pro rata square feet. 2) All metrics reflect at share ownership. NYC based on annualized straight - line rent. ESRT based on LTM revenue from Observatory a nd annualized rent for all other assets. SLG based on annualized contractual rent. PGRE based on annualized rent at share. VN O based on annualized NOI at share. 1.2 10.2 25.3 32.3 12.9 76.5% 79.4% 66.6% 69.6% 86.5% 89.2% 81.3% 69.6% 2.2% 71.0% 2.2% 99.0%

Well-Positioned Portfolio Compared to Peers

NEW YORK CITY REIT

NYC's top 10 tenants feature primarily Investment Grade rated tenants, complemented by a balance of tenants with attractive industry exposures and long-term leases

Highlights

- ✓ NYC's top ten tenants are 73% actual or implied investment grade rated and feature large corporate tenants and government agencies
- ✓ Nearly a third of NYC's lease expirations occur after 2030, limiting the impact of near-term lease expirations
- ✓ Strong underlying tenant base with 42% of NYC's tenants operating in industries with the lowest unemployment rates

Share of Top 10 Tenants Investment Grade[(1)]



73%
68%
56%
55%
40%
NYC
SLG
VNO
ESRT
PGRE

Lease Expirations After 2030[(2)]



32%
32%
26%
24%
18%
NYC
PGRE
SLG
VNO
ESRT

Tenants Operating in Industries with Stable Employment[(3)]



Government
Financial Activities
42%
42%
42%
29%
13%
37%
33%
4%
33%
30%
3%
19%
17%
2%
PGRE
NYC
SLG
VNO
ESRT

Sources: Company filings; U.S. Bureau of Labor Statistics as of March 31, 2021. Note: Company and peer metrics as of March 31, 2021 unless otherwise indicated.

1) Based on annualized straight-line rent as of March 31, 2021. NYC's top 10 tenants are 53% actual Investment Grade rated and 20% implied Investment Grade rated tenants. Peer tenant percentages are only comprised of actual Investment Grade ratings.
2) For Company and Peers, based on annualized straight-line rent as of March 31, 2021.
3) In March 2021, the U.S. Bureau of Labor Statistics reported that Government, Financial Activities and Agriculture had the three lowest unemployment rates of 4.1%, 4.4%, and 5.0% respectively, compared to total unemployment of 7.7%. Unemployment rates based on unemployed persons by industry, not seasonally adjusted. Industry concentration for NYC based on SLR. ESRT, PGRE and VNO based on annualized rent. SLG based on contractual cash rent. VNO reflects New York City assets only as of December 31, 2020.

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8 Conservative Capital Structure ▪ Well - Positioned for Future Growth: The Company’s capital structure and recent listing positions the Company to take advantage of attractive acquisition opportunities ▪ Higher Growth Leads to Higher Multiples: Public markets generally reward higher growth companies with higher multiples Conservative Balance Sheet New Investments Enhanced Growth Higher Multiples 8 NYC’s capital structure allows for future growth potential (1) Debt Maturities Through 2024 Net Leverage (2) Source: Company filings. Note: Company and peer metrics as of March 31, 2021. 1) Refer to slide 16 for further information regarding our capital structure and liquidity. 2) For the Company, represents total mortgage notes payable, gross of $405.0 million minus cash and cash equivalents of $29.4 mi lli on divided by total assets of $851.2 million plus accumulated depreciation and amortization of $146.8 million as of March 31, 20 21. For peers, represents total debt, plus preferred equity, minus cash and cash equivalents divided by total assets plus accumulated deprec iat ion and amortization, at cost, as of March 31, 2021. 38% 40% 50% 57% 61% NYC PGRE ESRT VNO SLG 5% 14% 54% 62% 70% ESRT NYC PGRE VNO SLG

9 9 Real Estate Portfolio Highlights

10 10 Detailed Property Summary Note: Data as of March 31, 2021. Portfolio Real Estate Assets, at cost ($ mm) Occupancy Remaining Lease Term (in years) % of Annualized Straight - Line Rent % of Portfolio Square Feet 123 William Street $286.8 87% 5.3 39% 47% _ 1140 Avenue of the Americas $178.3 81% 6.8 28% 21% _ 9 Times Square $186.8 58% 7.8 13% 14% _ 196 Orchard Street $89.3 100% 13.8 12% 5% _ 400 E. 67th Street $77.1 100% 3.6 6% 5% _ 8713 Fifth Avenue $16.3 100% 4.2 2% 2% _ 200 Riverside Blvd. - ICON $20.2 100% 16.5 0% 5% _ 421 W. 54th Street – Hit Factory $6.5 0% 0.0 0% 1% _ Total Portfolio $861.2 83% 6.9 100% 100% _ Note: Map shows seven properties located in Manhattan. Medical office building in Brooklyn not pictured. NYC’s portfolio is diversified across eight mixed - use office and retail condominium buildings primarily located in Manhattan

Top 10 Tenant Investment Grade Profile

NYC's top 10 tenants[1] feature a balance of large Investment Grade corporate tenants such as City National Bank, CVS, Marshalls and government agencies

Tenant	Space Type	Tenant Industry	Credit Rating[2]	Q1'21 Original Cash Rent Collection	Remaining Lease Term (in years)	% of Portfolio SLR	% of Portfolio SF
City National Bank	Office / Retail	Financial Services	A2	100%	12.3	7.9%	3.7%
Planned Parenthood Federation of America, Inc.	Office	Non-Profit	Baa2*	100%	10.3	6.0%	6.8%
Equinox	Retail	Fitness	Caa3	Approved Agreement[3]	17.7	5.1%	3.1%
Cornell University	Office	Healthcare Services	Aa1	100%	3.3	4.5%	3.0%
Dept. of Youth & Community Development	Office	Government	Aa2	100%	6.4	4.1%	4.2%
CVS	Retail	Retail	Baa2	100%	13.4	3.9%	1.0%
Waterfall Asset Management LLC	Office	Financial Services	Not Rated	100%	1.4	3.7%	2.7%
I Love NY Gifts	Retail	Retail	Not Rated	Approved Agreement[4]	15.2	3.6%	0.8%
USA General Services Administration	Office	Government	Aaa	100%	1.2	3.5%	5.0%
Marshalls	Retail	Retail	A2*	100%	7.6	3.0%	2.1%
*Implied Rating			**73% IG Rated**	**89%**	**9.5**	**45.2%**	**32.4%**

City National Bank — Credit Rating: A2

GSA — Credit Rating: Aaa

NYC Department of Youth & Community Development — Credit Rating: Aa2

CVS pharmacy — Credit Rating: Baa2*

Weill Cornell Medicine — Credit Rating: Aa1

Note: Cash Rent collection data as of April 30, 2021. Total rent collected during the period includes both original Cash Rent due and payments made by tenants pursuant to rent deferral agreements or otherwise. Eliminating the impact of deferred rent paid, we collected 88% of original Cash Rent due from our top 10 tenants. Portfolio data as of March 31, 2021 unless otherwise noted.

1) Weighted based on annualized straight-line rent as of March 31, 2021.
2) Ratings information as of March 31, 2021. Weighted based on annualized straight-line rent. NYC's top 10 tenants are 53% actual Investment Grade ("IG") rated and 20% implied Investment Grade.
3) Provides a rent credit of $0.7 million (including $0.6 million for second quarter 2020, and $0.1 million for third quarter 2020) and $1.0 million (including $0.1 million for third quarter 2020, $0.5 million for fourth quarter 2020 and $0.4 million in the first quarter 2021) deferral in exchange for a 60-month lease extension, adding $16.7 million of new gross annual rent over the extension term.
4) Provides a rent credit of $0.6 million (including $0.4 million for fourth quarter 2020 and $0.2 million for first quarter 2021) and $0.6 million (including $0.1 million for third quarter 2020, $0.1 million for fourth quarter 2020 and $0.4 million for first quarter 2021) deferral in exchange for a 24-month lease extension, adding $3.2 million of new gross annual rent over the extension term.

11

Robust Q1'21 Leasing Activity

NYC NEW YORK CITY REIT

NYC executed four new and replacement leases in the first quarter, totaling 30,300 SF and $1.5 million in annualized straight-line rent and built a 28,100 SF forward Leasing Pipeline that is expected to increase Occupancy to 85%(1)

Leasing Commentary

- ✓ **In Q1'21, NYC executed four new and replacement leases, totaling 30,300 SF and $1.5 million of annualized straight-line rent**
  - Subsequent to quarter end, NYC also executed a new lease at 123 William Street that totals 7,800 SF and over $315,000 in annualized straight-line rent
  - NYC is also in advanced discussions with an Aa2 credit tenant at 123 William Street for a, five-year lease extension(2), which would increase annual straight-line rent by approximately $300,000(1)
- ✓ **NYC also has a forward Leasing Pipeline of 28,100 SF, which includes the lease executed subsequent to quarter end, that is expected to increase Occupancy to 85% from 83% and annualized straight-line rent by $1.5 million, which is not assured(1)**
  - Leasing Pipeline includes one signed LOI for 8,800 SF of former space occupied by Knotel at 9 Times Square, which would increase annualized straight-line rent by $413,000 if a definitive agreement is reached
- ✓ **Q1'21 leasing activity nearly replaces half of the former space occupied by Knotel, enhancing NYC's portfolio with creditworthy, rent-paying tenants**

5-Year Lease Extension with an Aa2 Credit Tenant(2)

	Prior Lease	New Lease
Moody's Credit Rating	Aa2	Aa2
Square Feet	45,313	45,313
Lease Expiration year	2022	2027
Remaining Lease Term	1.3 Years	5.0 Years

Replaced Nearly Half of Knotel's Former Space Within the Quarter

	Knotel	New Leases(3)
Square Feet	71,200	32,200
Square Feet Replacement %	N/A	45%
Tenant Quality	Bankrupt	Rent Paying
Tenant Industry	Co-Working	Diversified

1) Assumes no expirations or terminations and that non-binding LOIs lead to definitive leases. There can be no assurance that LOIs will lead to definitive leases that will commence on their current terms, or at all. Leasing pipeline should not be considered an indication of future performance.
2) A final amendment is subject to negotiation and execution of a definitive agreement as well as any internal approvals that may be needed by the tenant for which there can be no assurance.
3) Includes one lease under signed LOI. The LOI is non-binding and there can be no assurance the LOI will result in a definitive agreement.

12

Case Study: Knotel Proactive Management

NYC
NEW YORK CITY REIT

Proactive management leads to the partial backfill of former Knotel space with a Fortune 50 technology and global human resource Company



- ✓ **In January 2021, Knotel filed for bankruptcy and subsequently terminated all space leased from NYC(1)**
  - NYC's proactive approach identified Knotel's operational issues early in the COVID-19 pandemic and well positioned our legal and asset management teams to immediately address Knotel's bankruptcy
- ✓ **Shortly after Knotel filed for bankruptcy, NYC executed a short-term lease and LOI for a five-year lease with a Fortune 50 technology company and a two-year lease with a global human resource company for space formerly occupied by Knotel at 123 William Street**
  - The new leases collectively represent over 23,400 square feet, replacing 65% of Knotel's former space and approximately 58% of Knotel's annualized straight-line rent from 2020 at 123 William St., almost immediately after Knotel's bankruptcy filing
  - The new leases enhanced NYC's portfolio by replacing a bankrupt tenant with an investment grade, Fortune 50 technology company and a global HR company
  - NYC also executed an LOI for 8,800 SF of former space occupied by Knotel at 9 Times Square, which would increase annualized straight-line rent by $413,000, if a definitive agreement is reached
- ✓ **NYC's early identification and proactive response to Knotel's operational challenges caused by the COVID-19 pandemic well positioned NYC to partially backfill former Knotel space with creditworthy tenants and aggressively market the remaining "turn-key" space**



Summary of Completed Lease Terms

($ and SF in 000's)	Fortune 50 Technology Company(2)	Global HR Company	Combined New Lease Terms
Annualized SLR	$774.0	$462.4	$1,236.4
Square Feet	15.1	8.3	23.4
Lease Term	5.0 Years	2 Years	3.9 Years

1) As of December 31, 2020, Knotel occupied 71,207 square feet.
2) Based on LOI terms. The tenant executed a short-term license agreement until August 2021 and agreed to terms on a 5-year lease agreement pursuant to an LOI. The LOI is non-binding and there can be no assurance the LOI will result in a definitive agreement.

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14 Financial Highlights

Significant First Quarter Cash Rent Collection

NYC NEW YORK CITY REIT

NYC's proactive response to the COVID-19 pandemic continues to result in significant rent collection success as we've received 85% of first quarter original Cash Rent

Rent Collection Highlights

85% of First Quarter Cash Rent collected

- ✓ NYC's portfolio features a balance of large Investment Grade corporate tenants such as City National Bank, CVS, Marshalls, and government agencies

8% of First Quarter Cash Rent is Subject to an Approved Agreement

- ✓ NYC completed four lease amendment during the first quarter that provided a rent deferral or credit for some of the original Cash Rent due during the quarter with payment of deferred Cash Rent during 2021
- ✓ NYC completed a lease amendment with I Love NY in the fourth quarter of 2020 that provided a rent credit of $0.6 million, $0.4 million of which is applicable to the first quarter, in exchange for a 24-month lease extension that will add $3.2 million of new gross annual rent over the extension term

6% of First Quarter Cash Rent is Currently in Agreement Negotiation

- ✓ Management continues to aggressively pursue collection of unpaid Cash Rent amounts, including those from tenants placed on a cash basis during the fourth quarter of 2020, by reaching mutually beneficial Approved Agreements

First Quarter Original Cash Rent Collection Detail



1%
6%
8%
85%
Q1'21 Cash Rent Paid
Approved Negotiation
Approved Agreement
Other

First Quarter Cash Rent Status	January	February	March	Total Portfolio
% of Original Cash Rent Collected	**82%**	**88%**	**87%**	**85%**
Approved Agreement[(1)]	8%	8%	9%	**8%**
Agreement Negotiation[(2)]	10%	3%	3%	**6%**
Other[(3)]	0%	1%	1%	**1%**
Total	**100%**	**100%**	**100%**	**100%**

Note: Collection data as of April 30, 2021. Total rent collected during the period includes both original Cash Rent due and payments made by tenants pursuant to rent deferral agreements or otherwise. Excludes first quarter Cash Rent or Approved Agreements approved after April 30, 2021 that would apply to first quarter Cash Rent or any Approved Agreement that would apply to first quarter Cash Rent. Eliminating the impact of deferred rent paid, we collected 85% of original Cash Rent due. This information may not be indicative of any future period and remains subject to changes based ongoing collection efforts and negotiation of additional agreements. The impact of the COVID-19 pandemic on our rental revenue for the second quarter of 2021 and thereafter cannot be determined at present. The ultimate impact on our future results of operations and liquidity will depend on the overall length and severity of the COVID-19 pandemic, which management is unable to predict.

1) Represents Deferral Agreements as well as amendments granting the tenant a rent credit for some portion of Cash Rent due. The rent credit is generally coupled with an extension of the lease. As of April 30, 2021, we granted rent credits with respect to 2.3% of first quarter Cash Rent due. The terms of the lease amendments providing for rent credits differ by tenant in terms of the length and amount of the credit. A "Deferral Agreement" is an executed or approved amendment to an existing lease agreement to defer a certain portion of Cash Rent due.
2) Represents active tenant discussions where no Approved Agreement has yet been reached. There can be no assurance that we will be able to enter into an Approved Agreement on favorable terms, or at all. These amounts are substantially comprised of tenants that were placed on a cash basis during the fourth quarter, which represented 6% of fourth quarter cash rent due, after concluding that it was no longer probable that substantially all amounts due would be collected. We have fully reserved for amounts due from these tenants as a reduction in revenue as of December 31, 2020.
3) Consists of tenants who have made a partial payment and/or tenants without active communication on a potential Approved Agreement. There can be no assurance that such Cash Rent will be collected. Includes approximately 0.3% of first quarter Cash Rent due from a tenant that was placed on cash basis during the fourth quarter of 2020 for which we have fully reserved as a reduction in revenue as of December 31, 2020.

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16 16 Capital Structure and Q1’21 Results Note: As of March 31, 2021, we had cash and cash equivalents of $29.4 million. We are, however, required to maintain a minimu m n et worth in excess of $175.0 million and minimum liquid assets of $10.0 million under our loan secured by our 9 Times Square pro perty, which limits our use of this cash. Our principal sources of cash in recent periods have been the net cash, if any, provided by our current property o per ations and cash on hand consisting primarily of proceeds from financings of then - unencumbered assets. In some recent periods, th e net cash provided by our property operations has not been sufficient to fund operating expenses and other capital requirements. Due to rent deferrals and the o the r impacts of COVID - 19, as well as the terms of our leases, we anticipate we will continue to fund a portion of our operating exp enses and other capital requirements with cash on hand through at least the first half of 2021. We may only incur additional indebtedness on our properties (excep t o ur only unencumbered property, the Hit Factory, which is unoccupied and therefore unlikely to be accepted as collateral for a ne w mortgage loan) with the consent of the existing lenders, which may not be granted on acceptable or favorable terms, or at all, if we were to seek to obtain it. 1) See Definitions in the appendix for a full description. 2) See appendix for Non - GAAP reconciliations. NYC maintains a conservative balance sheet with Net Leverage of 37.6% and no debt maturities within the next 3 years Capital Structure x NYC maintains a conservative capital structure with fixed rate, long - term mortgage debt and Net Leverage of 37.6% x No debt maturities within the next three years and a weighted average debt maturity of 5.9 years x Current capital structure positions the Company to take advantage of attractive acquisition opportunities Q1’21 Results ($ mm) Q1’21 Revenue from Tenants $15.2 Net Income (Loss) ($13.5) Funds from Operations (1)(2) ($5.0) Core Funds from Operations (1)(2) ($2.9) Cash NOI (1)(2) $5.6 Key Capitalization Metrics ($ and shares in mm) Q1’21 Fixed / Floating Debt % 100% / 0% Weighted Averaged Effective Interest Rate 4.4% Total Debt $405.0 Net Debt (1) $375.6 Real estate assets, at cost $861.2 Net Leverage 37.6% Diluted Shares Outstanding 12.8 Debt Maturity Schedule $55.0 $99.0 $140.0 $60.0 $51.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030+

17 17 Proactive Management of Select Tenants NYC continues to proactively monitor and aggressively increase collection efforts for past due balances related to select tenants placed on a cash basis in Q4’20 Prudent and Proactive Actions Taken to Address COVID - 19 Tenant Related Headwinds ($ in mm) Tenant Asset Management and Legal Actions Knotel – Secured a seat on the Unsecured Creditor’s Committee – Executed a short - term lease and an LOI for a five - year lease with a Fortune 50 technology company totaling 15,000 SF and executed a two - year lease totaling 8,300 SF with a global human resource company at 123 William St » Collectively, the new leases replaced 58% of Knotel’s annualized straight - line rent from 2020 at 123 William St and 29% of Knotel’s total annualized straight - line rent from 2020 across the portfolio – Engaged Cushman & Wakefield at 9 Times Square to aggressively market “turn - key” space formerly occupied by Knotel » Executed an LOI for 8,800 SF of former space occupied by Knotel at 9 Times Square, totaling nearly $413,000 in annualized straight - line rent, if a definitive agreement is reached Quik Park/ Icon Parking – Filed and received a summary judgement for part of the past due amount ( Quik Park). Awaiting summary judgement rulings for both Quik Park and Icon Parking that would cover a substantial majority of the rent in arrears and expenses – Management has engaged the tenant and is confident in reaching a mutually beneficial agreement with the tenant as short - term COVID related headwinds subside – Management is also evaluating strategic alternatives to potentially replace the current operator with a rent paying and stronger operational tenant Universal Sports – Filed and received summary judgment ruling for a substantial majority of the rent in arrears and expenses – Management is evaluating a strategic alternative that would bring in a new operator and ownership that would settle sums in arrears and bring in a rent paying tenant

18 18 Management and Board of Directors

19 19 Experienced Management Team Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Formerly, Mr. Weil served as Executive Vice President of AR Capital, where he supervised the origination of investment opport uni ties for all AR Capital - sponsored investment programs ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Chris Masterson Chief Financial Officer and Treasurer ▪ Elected Chief Financial Officer and Treasurer of New York City REIT in September 2019 ▪ Currently serves as Chief Financial Officer of Global Net Lease, Inc. (NYSE: GNL) ▪ Past experience includes accounting positions with Goldman Sachs and KPMG Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions ▪ Responsible for sourcing, negotiating and closing AR Global’s real estate acquisitions and dispositions ▪ Oversaw the acquisition of over $3.5 billion of real estate assets and the lease - up of over 10 million square feet during profes sional career Boris Korotkin Senior Vice President of Capital Markets ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Ori Kravel Senior Vice President of Corporate Development ▪ Responsible for corporate development and business strategy ▪ Executed over $12 billion of capital market transactions and over $25 billion of M&A transactions Christopher Chao Senior Vice President of Asset Management ▪ Responsible for asset management and leasing activity ▪ Former asset management and acquisitions director for Paramount Group, Inc., a 9 million square foot New York City office por tfo lio

20 20 Board of Directors Michael Weil | Director and Executive Chairman ▪ Founding partner of AR Global ▪ Formerly, Mr. Weil served as Executive Vice President of AR Capital, where he supervised the origination of investment opportunities for all AR Capital - sponsored investment programs ▪ Prior to the establishment of AR Capital, Mr. Weil served as Senior Vice President of Sales and Leasing for American Financial Realty Trust (AFRT), where he was responsible for the disposition and leasing activity for an approximately 30 million square foot portfolio ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Lee Elman | Independent Director and Audit Committee Chairman ▪ Independent director of the Company since February 2016 ▪ Founder & President of Elman Investors Inc., an international real - estate investment bank ▪ 40+ years of real estate investment experience in the US and abroad ▪ Mr. Elman holds a J.D. from Yale Law School and a B.A. from Princeton University’s Woodrow Wilson School of Public and International Affairs Abby Wenzel | Independent Director ▪ Ms. Wenzel was a member of the law firm of Cozen O’Conner, resident in the New York Office from April 2009 until her retirement in June 2019. Ms. Wenzel practiced in in the Real Estate Group and capital markets practice area, focusing on capital markets, finance and sale leaseback transactions ▪ Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block, LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009 Elizabeth Tuppeny | Lead Independent Director ▪ Chief Executive Officer and founder of Domus, Inc., since 1993 ▪ 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies ▪ Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games Strong Corporate Governance x Majority independent Board of Directors, with additional oversight provided by committees comprised solely of independent directors x PricewaterhouseCoopers LLP currently acts as the independent auditor for NYC x NYC is supported by robust financial accounting and reporting teams, and maintains financial reporting processes, controls and procedures x Management and shareholders fully aligned to compensate based on operational outperformance

21 21 Appendix

22 22 Definitions Annualized Straight - Line Rent : Straight - line rent which is annualized and calculated using most recent available lease terms as of the period end indicated . Approved Agreement : Represents Deferral Agreements as well as amendments granting the tenant a rent credit for some portion of original Cash Rent due . The rent credit is generally coupled with an extension of the lease . As of April 30 , 2021 , we granted rent credits with respect to 2 . 3 % of first quarter original Cash Rent due . The terms of the lease amendments providing for rent credits differ by tenant in terms of the length and amount of the credit . A “Deferral Agreement” is an executed or approved amendment to an existing lease agreement to defer a certain portion of Cash Rent due . Agreement Negotiation : Represents active tenant discussions where no Approved Agreement has yet been reached . There can be no assurance that we will be able to enter into an Approved Agreement on favorable terms, or at all . Cash NOI : We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight - line adjustments that are included in GAAP lease revenues . Cash Rent : Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter prior to a Deferral Agreement, refer to slide 15 for further information . “Original Cash Rent” refers to contractual rents on a cash basis due from tenants as stipulated in their originally executed lease agreement at inception or as amended, prior to any rent deferral agreement . We calculate “Original Cash Rent collections” by comparing the total amount of rent collected during the period to the original Cash Rent due . Total rent collected during the period includes both original Cash Rent due and payments made by tenants pursuant to rent deferral agreements . Eliminating the impact of deferred rent paid, we collected 85 % of original Cash Rent due in the first quarter of 2021 . Core FFO : In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non - operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform . Specific examples of discrete non - operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, listing related costs and expenses (including the vesting and conversion of Class B units and cash expenses and fees which are non - recurring in nature incurred in connection with the listing of Class A common stock on the NYSE and related transactions), and non - cash equity - based compensation . We add back non - cash write - offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows . We consider these write - offs and prepayment penalties to be capital transactions and not indicative of operations . By excluding expensed acquisition and transaction dead deal costs as well as non - operating costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties . In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results . FFO : We define FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”) . The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity . Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO . Our FFO calculation complies with NAREIT’s definition . Investment Grade : As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade . Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default . Ratings information is as of March 31 , 2021 . Top 10 tenants are 53 % actual investment grade rated and 20 % implied investment grade rated

23 23 Definitions Leasing Pipeline : Includes ( i ) all leases fully executed by both parties as of April 30 , 2021 , but after March 31 , 2021 and (ii) all leases under negotiation with an executed LOI by both parties as of April 30 , 2021 . This represents one executed lease that commenced in the second quarter of 2021 totaling approximately 7 , 800 square feet and three LOIs totaling 20 , 300 square feet after March 31 , 2021 . No lease terminations or expirations occurred during this period . There can be no assurance that LOIs will lead to definitive leases that will commence on their current terms, or at all . Leasing pipeline should not be considered an indication of future performance . Net Debt : Total debt of $ 405 . 0 million less cash and cash equivalents of $ 29 . 4 million as of March 31 , 2021 . Net Leverage : For the Company and for March 31 , 2021 , represents total mortgage notes payable, gross of $ 405 . 0 million minus cash and cash equivalents of $ 29 . 4 million divided by total assets of $ 851 . 2 million plus accumulated depreciation and amortization of $ 146 . 8 million as of March 31 , 2021 . For peers, represents total debt, plus preferred equity, minus cash and cash equivalents divided by total assets plus accumulated depreciation and amortization, at cost, as of March 31 , 2021 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense . NOI excludes all other items of expense and income included in the financial statements in calculating net (loss) . Occupancy : Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . Remaining Lease Term : Represents the outstanding tenant lease term . Weighted based on Annualized Straight - Line rent as of the date or period end indicated .

24 24 Reconciliation of Non - GAAP Metrics: Cash NOI (in thousands) Three Months Ended March 31, 2021 Three Months Ended March 31, 2020 Net Loss (in accordance with GAAP) $ (13,535) $ (6,788) Other income 8 (119) General & Administrative 2,732 1,996 Asset and property management fees to related parties 1,907 1,998 Equity - based compensation 2,115 23 Depreciation & Amortization 8,526 7,519 Interest Expense 4,713 4,832 Accretion of below - and amortization of above - market lease liabilities and assets, net (215) (362) Straight - line rent (revenue as a lessor) (640) (691) Straight - line ground rent (expense as lessee) 28 27 Cash NOI $ 5,639 $ 8,435 Cash Net Operating Income (Cash NOI) Reconciliation Schedule

25 25 Reconciliation of Non - GAAP Metric: FFO (in thousands) Three Months Ended March 31, 2021 Three Months Ended March 31, 2020 Net Loss (in accordance with GAAP) $ (13,535) (6,788) Depreciation and amortization 8,526 7,519 FFO (As defined by NAREIT) $ (5,009) 731 Equity - based compensation 2,115 23 Core FFO attributable to common stockholders $ (2,894) 754 Funds From Operations (FFO) Reconciliation Schedule

26 26 Legal Notices

27 27 Important Information References in this presentation to the “Company,” “we,” “us” and “our” refer to New York City REIT, Inc. (“NYC”) and its cons oli dated subsidiaries. This presentation contains estimates and information concerning the Company’s industry and the Company’s peer companies that are based on industry publications, reports and peer company public filings. The Company has not independently verified the accuracy of th e data contained in these industry publications, reports and peer company public filings. These estimates and information involve a num ber of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The industry in whi ch we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Fa ctors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Repo rt on Form 10 - K filed with the SEC on March 29, 2021 and the Company's subsequent Quarterly Reports on Form 10 - Q filed with the SEC. These and other factors could cause results to differ materially from those expressed in these publications and reports. The majority of the concessions granted to our tenants as a result of the COVID - 19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief gran ted by the FASB and the SEC related to lease modification accounting, rental revenue used to calculate Net Income and, NAREIT FFO and Co re FFO has not been, and we do not expect it to be, significantly impacted by these types of deferrals.

Forward Looking Statements

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. You can identify forward-looking statements by the use of forward looking terminology such as "believes," "expects," "may," "will," "would," "could," "should," "seeks," "intends," "plans," "projects," "estimates," "anticipates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K filed with the SEC on March 29, 2021 as well as other subsequent reports filed with the SEC. Forward-looking statements speak as of the date they were made and we disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- Our properties may be adversely affected by economic cycles and risks inherent to New York City.
- Our ability to fund our capital requirements will depend on, among other things, the amount of cash we are able to generate from our operations, which is dependent on, among other things, the impact of the COVID-19 pandemic on our tenants and other factors outside of our control, and our ability to access capital from outside sources, which may not be available on acceptable or favorable terms, or at all.
- If we are not able to generate sufficient cash from operations, we may have to reduce the amount of dividends we pay or identify other financing sources.
- Funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for property acquisitions, investments and other corporate purposes.
- We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and their respective businesses.
- Market and economic challenges experienced by the U.S. and global economies may adversely impact aspects of our operating results and operating condition.
- We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants. If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases.
- In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.
- We depend on the Advisor and Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations.
- All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us.
- We have long-term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may require us to pay a termination fee in some cases.
- We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due. Increases in interest rates could increase the amount of our debt payments. We may incur additional indebtedness in the future.
- The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
- Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.
- We may fail to continue to qualify as a REIT.

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